Exhibit 99.1

DEAR SHAREHOLDER

GLADE M. KNIGHT

Although weakening economic conditions have impacted both business and leisure travel, we believe Apple REIT Eight, Inc. remains well-positioned to endure the recession and be highly competitive within our markets as the downturn subsides. The Company’s portfolio of lodging real estate includes 51 strategically located Marriott®- and Hilton®-branded hotels that were acquired primarily on an all-cash basis. The strength of our balance sheet, our market diversity and the quality of our real estate continue to provide confidence in our ability to limit our downside, even in these most uncertain economic times.

The hotels within the Apple REIT Eight portfolio reported an average occupancy rate of 70 percent, an average daily rate (ADR) of $111 and revenue per available room (RevPAR) of $78, during the second quarter of this year. For the same three-month period last year, average occupancy was 77 percent, ADR was $122 and RevPAR was $94. For the six-month periods ending June 30, 2009 and 2008, occupancy was 65 percent and 73 percent, ADR was $110 and $120 and RevPAR was $71 and $88, respectively. Because the majority of our hotels were purchased in 2008, year-over-year comparisons will become more meaningful as the portfolio of hotels matures.

During the second quarter of this year, our portfolio of hotels achieved funds from operations (FFO) that totaled $11.4 million, or $0.12 per share. FFO for the same period last year was $12.2 million, or $0.14 per share. For the six-month periods ending June 30, 2009 and 2008, FFO was $17.4 million or $0.19 per share, and $20.5 million or $0.25 per share, respectively. While we cannot predict what conditions will be like for the hospitality industry during the remainder of this year, we are hopeful that the economic downturn has moderated and begun to improve. It is important to remember that we own our hotels and even though we may experience declines in revenue from time to time, our capital structure mitigates the risk of losing our assets.

We are pleased to report that the conversion of Hotel 57 located in New York City to the Renaissance® New York Hotel 57 was completed at the end of April 2009. This newly Marriott® branded hotel is ideally located in midtown Manhattan, in the heart of New York’s shopping district. The disruptions to common areas and rooms associated with the renovation have subsided and we believe the property is well-poised to begin gaining market share and reach its full potential. As such, we anticipate that we will begin to see improved performance results from this hotel in the coming months.

The Company’s annualized dividend rate changed from eight percent to seven percent, based on an $11 share price, beginning with our May 15, 2009 payment. Dividends for the second quarter of this year were $0.20 per share. For the six-month period ending, June 30, 2009, shareholders received a dividend of $0.42. We remain vigilant and will keep you abreast of any significant changes in the status of our operations in upcoming shareholder reports. As always, thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
(In thousands except statistical data)

REVENUES
Room revenue	$42,340	$30,253	$76,519	$41,884
Other revenue	3,196	1,966	5,977	2,946
Total revenues	$45,536	$32,219	$82,496	$44,830

EXPENSES
Direct operating expense	$11,752	$7,685	$22,196	$11,086
Other hotel operating expenses	19,186	12,390	37,126	18,442
General and administrative	1,298	1,271	2,360	2,415
Depreciation	8,110	4,913	15,975	7,642
Investment income, net	(5)	(2,053)	(17)	(8,311)
Interest expense, net	1,867	715	3,410	742
Total expenses	$42,208	$24,921	$81,050	$32,016

NET INCOME
Net income	$3,328	$7,298	$1,446	$12,814
Unrealized gain/(loss) on investments	1,206	(2,337)	1,577	(2,337)
Comprehensive income	$4,534	$4,961	$3,023	$10,477
Net income per share	$0.04	$0.08	$0.02	$0.16

FUNDS FROM OPERATIONS (A)
Net income	$3,328	$7,298	$1,446	$12,814
Depreciation of real estate owned	8,110	4,913	15,975	7,642
Funds from operations	$11,438	$12,211	$17,421	$20,456
FFO per share	$0.12	$0.14	$0.19	$0.25

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,825	89,814	92,663	82,605

OPERATING STATISTICS
Occupancy	70%	77%	65%	73%
Average daily rate	$111	$122	$110	$120
RevPAR	$78	$94	$71	$88
Number of hotels	51	42
Dividends per share	$0.20	$0.22	$0.42	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2009	December 31, 2008

ASSETS
Investment in hotels, net	$979,820	$982,886
Other assets	28,739	20,162
Total assets	$1,008,559	$1,003,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$172,365	$138,704
Other liabilities	23,011	22,040
Total liabilities	195,376	160,744
Total shareholders’ equity	813,183	842,304
Total liabilities & shareholders’ equity	$1,008,559	$1,003,048

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2009 and the results of operations for the interim periods ended June 30, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento, San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake, Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Renaissance Hotels & Resorts®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,909 guestrooms in 19 states.

MISSION

Apple REIT Eight is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HILTON GARDEN INN, HILTON HEAD, SC

BACK: COURTYARD, CHARLOTTESVILLE, VA; HILTON GARDEN INN, ANNAPOLIS, MD; SPRINGHILL SUITES, SANFORD, FL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.